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                                                                     Exhibit 1-A

                             PURCHASE AGREEMENT

                        U S WEST CAPITAL FUNDING, INC.

                                $1,150,000,000

                       6 7/8% NOTES DUE AUGUST 15, 2001
                 UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                 PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY

                                U S WEST, INC.

                                                                 August 20, 1999

J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

As Representatives of the several Initial Purchasers named in Schedule I hereto
c/o J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York 10260-0060
Ladies and Gentlemen:

     U S WEST Capital Funding, Inc., a Colorado corporation (the "COMPANY"), proposes to issue and sell to the several Initial Purchasers listed in
Schedule I hereto (the "INITIAL PURCHASERS") for whom J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "REPRESENTATIVES"), $1,150,000,000 principal amount of its 6 7/8% Notes due August 15, 2001 (the "SECURITIES"). The Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "GUARANTEES") by U S WEST, Inc., a Delaware corporation (the "GUARANTOR"), and will be issued pursuant to the provisions of an Indenture, dated as of June 29, 1998 (the "INDENTURE"), among the Company, the Guarantor and The First National Bank of Chicago, as trustee (the "TRUSTEE").

     The Securities will have the benefit of a Registration Rights Agreement, dated as of August 20, 1999 (the "Registration Rights Agreement"), among the Company, the Guarantor and the Initial Purchasers, pursuant to which the Company and the Guarantor have agreed, for the benefit of the Initial Purchasers and their respective direct and indirect transferees and assigns, to register the Securities and the Guarantees under the Securities Act of 1933, as amended (the "SECURITIES ACT") subject to the terms and conditions therein specified.

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     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities and the Guarantees under the Securities Act, in reliance upon exemptions therefrom.

     In connection with the sale of the Securities, the Company and the Guarantor have prepared an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM"), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "given" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum.

     The Guarantor has entered into an Agreement and Plan of Merger, dated as of July 18, 1999 (as the same may have been or may hereafter be amended or supplemented from time to time, the "MERGER AGREEMENT"), with Qwest Communications International Inc. ("QWEST"), a Delaware corporation, pursuant to which the Guarantor will merge with and into Qwest (the "MERGER") with Qwest being the surviving corporation in the Merger.

     The Company and the Guarantor hereby agree with the Initial Purchasers as follows:

1. The Company agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price (the "PURCHASE PRICE") equal to 99.524% of their principal amount, plus accrued interest, if any, from August 25, 1999 to the date of payment and delivery.

2.   The Company and the Guarantor understand that the Initial Purchasers intend
     (i) to offer privately pursuant to Rule 144A and pursuant to Regulation S under the Securities Act their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum.

     Each of the Company and the Guarantor confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company and the Guarantor the following representations and agreements:

          (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

          (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")) and (B) it will solicit

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     offers for the Securities only from, and will offer the Securities only to, persons who it reasonably believes to be (x) in the case of offers inside the United States, "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and (y) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum;

With respect to offers and sales outside the United States, as described in clause (ii)(B)(y) above, each Initial Purchaser hereby severally represents and agrees with the Company and the Guarantor that:

          (i) it understands that no action has been or will be taken by the Company or the Guarantor that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

          (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

          (iii) it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

          (iv) it has offered the Securities and will offer and sell the Securities (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its Affiliates, nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (v) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

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          "The Securities covered hereby have not been registered under the U.S.
          Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S"; and

          (vi) it agrees that (i) it has not offered or sold Securities and, prior to six months after the issue date of such Securities, will not offer or sell any such Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with an issue of Securities to a person who is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at 9:00 A.M., New York City time, on August 25, 1999, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Securities shall be made against delivery (x) with respect to Securities to be resold to "qualified institutional buyers" by the Initial Purchasers, to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more global notes (collectively, the "RESTRICTED GLOBAL NOTES") representing such Securities and (y) with respect to Securities to be resold to foreign purchasers by the Initial Purchasers, to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more Regulation S global notes (collectively, the "REGULATION S GLOBAL NOTES" and, together with the Restricted Global Notes, the "GLOBAL NOTES") representing such Securities, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global

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Notes will be made available for inspection by the Initial Purchasers at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4. The Company and the Guarantor represent and warrant to each Initial Purchaser that:

                 (a) the Offering Memorandum (other than the information concerning Qwest contained under the captions "Recent Developments - Merger with Qwest - Qwest" and "Selected Financial Data for Qwest Communications International Inc." and the historical financial information of Qwest in the section entitled "Unaudited Pro Forma Financial Information", as to which no representation is made) will not, in the form used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Initial Purchaser, or on behalf of any Initial Purchaser by the Representatives, specifically for use therein;

                 (b) the documents incorporated by reference in the Offering Memorandum (the "INCORPORATED DOCUMENTS"), when they were filed with the Securities and Exchange Commission (the "COMMISSION"), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (c) the financial statements of the Guarantor, together with the related schedules and notes thereto, included and incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the statement of operations, shareowners' equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis throughout the periods involved;

                 (d) the pro forma financial statements of the Guarantor and Qwest and the related notes thereto included in the Offering Memorandum, to the best

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     knowledge of the Company and the Guarantor, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to the pro forma financial statements and have been properly complied on the bases described therein, and the assumptions used therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

                 (e) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or results of operations of the Company or of the Guarantor and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or the Guarantor and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of its capital stock, except for regular quarterly dividends on the Guarantor's common stock, par value $.01 per share, in amounts that are consistent with past practice; provided, however, that the Guarantor's quarterly dividend paid in August 1999 was $.75 per share;

                 (f) this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

                 (g) the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and (assuming the due authorization, execution and delivery by the Trustee) constitutes the legal, valid and binding agreement of the Company and the Guarantor enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                 (h) the Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor, will constitute a valid and binding agreement of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that enforcement of

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     rights to indemnification and contribution contained therein may be limited by applicable Federal or state laws or the public policy underlying such laws;

                 (i) the Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

                 (j) the Guarantees have been duly authorized and, at the Closing Date, will have been duly executed by the Guarantor and, when issued and delivered in the manner provided for in the Indenture, will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

                 (k) the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when authenticated, issued and delivered in the manner provided for in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

                 (l) the Exchange Guarantees (as defined in the Registration Rights Agreement) have been duly authorized and, when authenticated, issued and delivered in the manner provided for in the Indenture and issued and delivered in the manner contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by

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     bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                 (m) the Securities, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum;

                 (n) the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Securities and the Guarantees) and compliance by the Company and the Guarantor with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any subsidiary of the Guarantor pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Guarantor or any subsidiary of the Guarantor is subject (collectively, "AGREEMENTS AND INSTRUMENTS") (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company, the Guarantor or any subsidiary of the Guarantor or, to the best knowledge of the Company and the Guarantor, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any subsidiary of the Guarantor or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company, the Guarantor or any subsidiary of the Guarantor (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any subsidiary of the Guarantor;

                 (o) the Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Guarantor, enforceable against the Guarantor in accordance with its terms;

                 (p) other than as set forth in the Offering Memorandum, there is not pending or, to the knowledge of the Company or the Guarantor, threatened any

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     action, suit, proceeding, inquiry or investigation to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or to which the assets, properties or operations of the Company, the Guarantor or any subsidiary of the Guarantor is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company, the Guarantor and any subsidiary of the Guarantor, taken as a whole, or the consummation of the transactions contemplated by this Agreement or the Indenture or the performance by the Company or the Guarantor of their respective obligations thereunder;

                 (q) the Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

                 (r) none of the Company, the Guarantor or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

                 (s) none of the Company, the Guarantor, any affiliate of the Company or the Guarantor or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, the Guarantor, any affiliate of the Company and the Guarantor and any person acting on its or their behalf has complied with and will implement the "offering restrictions" requirements of Regulation S;

                 (t) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

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                 (u)     assuming the accuracy of the representations of the
     Initial Purchasers contained in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT"); and

                 (v) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

5. The Company and the Guarantor covenant and agree with each of the several Initial Purchasers as follows:

                 (a) to deliver to the Initial Purchasers as many copies of the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

                 (b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Representatives reasonably object;

                 (c) if, at any time prior to the earlier of (i) three months from the date of the Offering Memorandum and (ii) notice by the Representatives to the Company and the Guarantor of the completion of the initial placement of the Securities, any event shall occur as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary to correct such statement or omission or to effect compliance with law;

                 (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                 (e) during the period of two years after the date hereof, to furnish to the Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Guarantor's annual report to shareholders, if any, for such year, and to furnish to the Initial Purchasers and to counsel to the Initial Purchasers, (i) as soon as available, a copy of each report of the Guarantor filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other non-confidential information concerning the Guarantor or the Company as the Initial Purchasers may reasonably request;

                 (f) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any of its senior debt securities having a maturity of one year or more without the prior written consent of the Representatives;

                 (g) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

                 (h) if requested by the Representatives, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                 (i) to furnish to the holders of the Securities no later than 90 days after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Guarantor and its consolidated subsidiaries certified by independent public accountants) and, no later than 45 days after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Guarantor and its subsidiaries of such quarter in reasonable detail;

                 (j) during the period of two years after the Closing Date, the Company and the Guarantor will not, and will not permit any of their respective controlled "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                 (k) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder and under the Registration Rights Agreement, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum (including all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements) and the printing of memoranda relating thereto, (iv) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as PORTAL securities, if so requested),
     (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, if applicable, and (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors;

                 (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) and cannot be sold without restriction under Rule 144(k) under the Securities Act, the Company and the Guarantor will, during any period in which the Guarantor is not subject to Section 13 or 15(d) under the Exchange Act or is not complying with the reporting requirements thereof, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

                 (m) neither the Company nor the Guarantor will take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

                 (n) none of the Company, the Guarantor, any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company, the Guarantor or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                 (o) none of the Company, the Guarantor, any of their respective affiliates (as defined in Rule 144(a)(1) under the Securities
     Act) or any person acting on behalf of any of the foregoing will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act; and

                 (p) none of the Company, the Guarantor, any of their respective affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act) or any person acting on behalf of the Company, the Guarantor or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company and the Guarantor will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby.

6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

                 (a) the representations and warranties of the Company and the Guarantor contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date, the statements of the officers of the Company and the Guarantor made pursuant to the provisions hereof are true and correct and the Company and the Guarantor shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                 (b) except as previously disclosed to the Initial Purchasers by the Company, the Guarantor or Qwest, as applicable, prior to the execution of this Agreement, on or after the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any debt securities of or guaranteed by the Company, the Guarantor or Qwest by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                 (c) since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any change in the financial condition of the Company or of the Guarantor and its subsidiaries, taken as a whole, or of Qwest and its subsidiaries, taken as a whole, or in the earnings, affairs or business prospects of the Company or of the Guarantor and its subsidiaries, taken as a whole, or of Qwest and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum;

                 (d) the Representatives shall have received on and as of the Closing Date a certificate of the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, since the respective dates as of which information is given in the Offering Memorandum, there has been no material adverse change in the financial condition or results of operations of the Company, or, to the best knowledge of the Company, of Qwest, and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Offering Memorandum;

                 (e) the Representatives shall have received on and as of the Closing Date a certificate of the President, any Vice President, the Treasurer or any Assistant Treasurer of the Guarantor in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Guarantor in this Agreement are true and correct as if made at and as of the Closing Date, that the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, since the respective dates as of which information is given in the Offering Memorandum, there has been no material adverse change in the financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, or, to the best knowledge of the Guarantor, of Qwest, and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Offering Memorandum;

                 (f) Cadwalader, Wickersham & Taft, counsel for the Company and the Guarantor, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                    (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                    (ii) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                    (iii) The execution, delivery and performance of the Indenture by the Company and the Guarantor have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor. The Indenture has been duly and validly executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the legal, valid and binding agreement of the Company and the Guarantor enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (iv) The Securities, when duly executed and authenticated in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers against payment therefor in accordance with the provisions hereof, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (v) The Guarantees, when duly executed in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers in accordance with the provisions of this Agreement, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (vi) The Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when duly executed in the manner contemplated in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                    (vii) The Exchange Guarantees (as defined in the Registration Rights Agreement) have been duly authorized and, when duly executed in the manner contemplated in the Indenture and issued and delivered in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (viii) The execution, delivery and performance of this Agreement by the Company and the Guarantor have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor; and this Agreement has been duly and validly executed and delivered by each of the Company and the Guarantor.

                    (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor, and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

                    (x) The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (xi) No consent, approval, authorization or other action by, or filing or registration with, any federal governmental authority is required in connection with the execution and delivery by the Company or the Guarantor of the Indenture or the issuance and sale of the Securities and the Guarantees to the Initial Purchasers pursuant to the terms of this Agreement, except such consents, approvals, authorizations or registrations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

                    (xii) The statements in the Offering Memorandum under the headings "Description of Notes", "Exchange Offer; Registration Rights" and "Notice to Investors" insofar as such statements constitute a summary of certain provisions of the documents referred to therein, are accurate in all material respects.

                    (xiii) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                    (xiv) Based upon the representations, warranties and agreements of the Company and the Guarantor in Sections 4(r), 4(s), 5(n), 5(o), 5(p) and 6(a) of this Agreement and of the Initial Purchasers in Section 2 of this Agreement and on the truth and accuracy of the representations and agreements deemed to be made by the purchasers of the Securities contained in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act; PROVIDED, HOWEVER, that such counsel need not express any opinion with respect to the conditions under which the Securities may be further resold.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Guarantor and of public officials. Such counsel may also rely as to matters of Colorado law upon the opinion referred to in Section 6(g) without independent verification.

          In addition, such counsel shall state that it has participated in conferences with representatives of the Company, the Guarantor and with the Representatives and their counsel, at which conferences the contents of the Offering Memorandum and related matters were discussed; such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the limitations inherent in the examination made by such counsel and the nature and extent of such counsel's participation in such conferences are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of such statements; however, based upon such counsel's participation in the aforesaid conferences, no facts have come to its attention which lead it to believe that the Incorporated Documents (except as to the financial statements and the notes thereto, and the other financial, statistical and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder or that the Offering Memorandum (except as to the financial statements and the notes thereto, and the other financial, statistical and accounting data included or incorporated by reference therein or omitted therefrom), as of its issue date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such opinion may state that it does not address the impact on the opinions contained therein of any litigation or ruling relating to the divestiture by American Telephone and Telegraph Company of ownership of its operating telephone companies (the "DIVESTITURE").

          The opinion of Cadwalader, Wickersham & Taft described above shall be rendered to the Initial Purchasers and the Company at the request of the Company and shall so state therein.

          (g) Thomas O. McGimpsey, a Senior Attorney and Secretary for the Company and a Senior Attorney and Assistant Secretary for the Guarantor, shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                    (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                    (ii) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                    (iii) The execution, delivery and performance of the Indenture by the Company and the Guarantor have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor. The Indenture has been duly and validly executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the legal, valid and binding agreement of the Company and the Guarantor enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (iv) The Securities, when duly executed and authenticated in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers against payment therefor in accordance with the provisions hereof, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (v) The Guarantees, when duly executed in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers in accordance with the provisions hereof, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (vi) The Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when duly executed in the manner contemplated in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (vii) The Exchange Guarantees (as defined in the Registration Rights Agreement) have been duly authorized and, when duly executed in the manner contemplated in the Indenture and issued and delivered in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (viii) The execution, delivery and performance of this Agreement by the Company and the Guarantor have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor; and this Agreement has been duly and validly executed and delivered by each of the Company and the Guarantor.

                    (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor, and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

                    (x) The execution, delivery and performance of the Merger Agreement by the Guarantor has been duly authorized by all necessary corporate action on the part of the Guarantor. The Merger Agreement has been duly and validly executed and delivered by the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (xi) To the best of his knowledge, neither the Company, the Guarantor nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company, the Guarantor or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

                    (xii) All state regulatory consents, approvals, authorizations or other orders (except as to the state securities or Blue Sky laws, as to which such counsel need express no opinion) legally required for the execution of the Indenture and the issuance and sale of the Securities and the Guarantees to the Initial Purchasers pursuant to the terms of this Agreement have been obtained; PROVIDED that such counsel may rely on opinions of local counsel satisfactory to said counsel.

                    (xiii) The enforceability and the legal, valid and binding nature of the respective agreements and obligations of the Company and the Guarantor set forth in the Indenture, the Registration Rights Agreement, the Securities, the Guarantees, the Exchange Notes and the Exchange Guarantees (collectively, the "AGREEMENTS") are not affected by, and the performance of the obligations set forth in such Agreements, the issuance and sale of the

          Securities and the Guarantees and the consummation of the transactions contemplated by such Agreements are not prevented or restricted by, any action, suit, proceeding, order or ruling relating to or issued or arising as a result of, the Divestiture.

                    (xiv) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or to which the assets, properties or operations of the Company, the Guarantor or any subsidiary of the Guarantor is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture or the performance by the Company or the Guarantor of their respective obligations hereunder or thereunder.

          In rendering such opinion, such counsel may rely as to matters of New York law upon the opinion referred to in Section 6(f) without independent verification.

          (h) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company, the Guarantor and Qwest contained in the Offering Memorandum;

          (i) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Brown & Wood LLP, counsel to the Initial Purchasers, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) the Initial Purchasers shall have received prior to the Closing Date a copy of the Registration Rights Agreement, in the form and substance satisfactory to the Initial Purchasers, duly executed by the Company and the Guarantor, and the Registration Rights Agreement shall be in full force and effect at the Closing Date; and

          (k) on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

7. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, as incurred, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Initial Purchaser, as incurred, for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action or amounts paid in settlement of any litigation or investigation or proceeding related thereto if such settlement is effected with the written consent of the Company and the Guarantor; PROVIDED, HOWEVER, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Initial Purchaser, or on behalf of any Initial Purchaser by the Representatives, specifically for use therein.

     (b) Each Initial Purchaser will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, as incurred, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Initial Purchaser, or on behalf of such Initial Purchaser by the Representatives, specifically for use therein, and will reimburse the Company and the Guarantor, as incurred, for any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

     (e) The obligations of the Company and the Guarantor under this Section 7 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company or the Guarantor or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company, the Guarantor or Qwest shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers, the Company and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or the Guarantor. In any such case either the Initial Purchasers, the Company or the Guarantor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, (i) the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(k) and (ii) the Company and the Guarantor agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for the out-of-pocket expenses reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder, not exceeding $75,000, and for the fees and disbursements of their counsel.

11. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No Initial Purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: 648-5909); Attention:
     Syndicate Department. Notices to the Company and the Guarantor shall be given to each of them at 1801 California Street, Denver, Colorado 80202 (telefax: (303) 896-6468); Attention: Sean P. Foley.

13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                           Very truly yours,

                                           U S WEST CAPITAL FUNDING,
                                           INC.


                                           By:  /s/ Sean P. Foley
                                              --------------------------
                                                Name: Sean P. Foley
                                                Title: Treasurer


                                           U S WEST, INC.


                                           By:  /s/ Sean P. Foley
                                              --------------------------
                                                Name:  Sean P. Foley
                                                Title: Treasurer

Accepted: August 20, 1999

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

By: J.P. MORGAN SECURITIES INC.

By:  /s/ John E. Simmons
   --------------------------
     Name: John E. Simmons
     Title: Vice President

For themselves and as Representatives of the other Initial Purchasers named in Schedule I hereto.

                                                                      SCHEDULE I

                                                          Principal Amount
                                                           of Securities
           Initial Purchaser                              To Be Purchased
           -----------------                              ---------------

J.P. Morgan Securities Inc...............................  $431,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......   431,250,000
Banc of America Securities LLC...........................    57,500,000
Lehman Brothers Inc......................................    57,500,000
Salomon Smith Barney Inc.................................    57,500,000
ABN AMRO Incorporated....................................    11,500,000
Banc One Capital Markets, Inc............................    11,500,000
BNY Capital Markets, Inc.................................    11,500,000
Commerzbank Capital Markets Corporation..................    11,500,000
Fleet Securities, Inc....................................    11,500,000
Mellon Financial Markets, Inc............................    11,500,000
Norwest Investments Services Inc.........................    11,500,000
Muriel Siebert & Co., Inc................................    11,500,000
Utendahl Capital Partners, L.P...........................    11,500,000
The Williams Capital Group, L.P..........................    11,500,000
                                                         --------------
                             Total:                      $1,150,000,000